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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Post-Effective Amendments No. 1 on Form S-8 to Registration Statement Nos. 333-23221, 333-52785, 333-81221 and 333-47308 on Form S-4 of Washington Mutual, Inc.; Registration Statement Nos. 33-86840, 333-69503, and 333-87675 on Form S-8 of Washington Mutual, Inc.; and Registration Statement Nos. 333-37685 and 333-31144 on Form S-3 of Washington Mutual, Inc. of our report dated February 23, 2001, appearing in the Annual Report of Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2000.


Seattle, Washington
March 19, 2001